Exhibit 99.1

Unique Fabricating Declares Quarterly Dividend of $0.05 Per Share
Company to Prioritize Debt Reduction and Financial Flexibility
Schedules Fourth Quarter and Year-End Earnings Call for March 7, 2019

Auburn Hills, MI - February 12, 2019 -- Unique Fabricating, Inc. ("Unique” or the "Company”)
(NYSE MKT: UFAB) which engineers and manufactures multi-material foam, rubber, and plastic components utilized in noise, vibration and harshness management and air/water sealing applications for the automotive and industrial appliance market, today announced that its Board of Directors approved a $0.05 per share quarterly dividend, which compares to $0.15 in the prior quarter.

The dividend will be paid on March 7, 2019 to stockholders of record as of the close of business on February 28, 2019.

“The decision to reduce the quarterly dividend is a proactive and prudent step by the Board to provide the Company financial flexibility to more aggressively reduce its long-term debt and also provide enhanced operational and strategic options,” said John Weinhardt, Chief Executive Officer. “Throughout its history, Unique Fabricating has benefited from the strong cash generation and high returns we have been able to achieve on relatively low levels of capex. This dynamic is fundamental to our business strategy and it benefits our operations across all market conditions. Given the recently announced plant closures by some of the largest North American automotive manufacturers along with steadily increasing interest rates on the floating portion of our debt, we felt it was appropriate to amend our capital allocation strategy to ensure maximum flexibility as the market continues to evolve.”

Fourth Quarter and Year-End 2018 Earnings
In addition, the company announced plans to release its financial results for the fourth quarter and 12 months ended December 30, 2018 on March 7, 2019, prior to the opening of the market.

Management will host a conference call and live webcast to discuss these results on the same day at 9 a.m. ET. To access the call, please dial 1-877-705-6003 (toll free) or 1-201-493-6725 and reference conference ID 13687665. The conference call will also be webcasted live on the Investor Relations section of Unique Fabricating's web site at http://uniquefab.investorroom.com.

Following the conclusion of the live call, a replay of the webcast will be available on the Investor Relations section of the Company's website for at least 90 days. A telephonic replay of the conference call will also be available from 12 p.m. ET on March 7, 2019 until 11:59 p.m. ET on March 14, 2019 by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (international) and using the pin number 13687665.

About Unique Fabricating, Inc.
Unique Fabricating, Inc. (NYSE MKT: UFAB) engineers and manufactures components for customers in the automotive and industrial appliance market. The Company's solutions are comprised of multi-material foam, rubber, and plastic components and utilized in noise, vibration and harshness (NVH) management, acoustical management, water and air sealing, decorative and other functional applications. Unique leverages proprietary manufacturing processes including die cutting, thermoforming, compression molding, fusion molding, and reaction injection molding to manufacture a wide range of products including air management products, heating ventilating and air conditioning (HVAC), seals, fender stuffers, air ducts, acoustical insulation, door water shields, gas tank pads, light gaskets, topper pads, mirror gaskets and glove box liners. The Company is headquartered in Auburn Hills, Michigan. For more information, visit http://www.uniquefab.com/.

Safe Harbor Statement
Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company's or the Company's industry's actual results, levels of activity, performance or achievements including statements relating to the Company’s 2018 Outlook to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by this press release. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward looking statements. Such forward-looking statements include statements regarding, among other things, our expectations about revenue, Adjusted EBITDA, and adjusted diluted earnings per share. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission and in particular the Section entitled “Risk Factors”, as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the Securities and Exchange Commission. All statements contained in this press release are made as of the date of this press release, and Unique Fabricating does not intend to update this information, unless required by law. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

Investor Contact:
Hayden IR
Rob Fink/Brett Maas
646-415-8972/646-536-7331

ufab@haydenir.com

Source: Unique Fabricating, Inc.